UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2016

General Electric Company
(Exact name of registrant as specified in its
charter)

New York	001-00035	14-0689340
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On June 28, 2016, General Electric Company (“GE”) received approval of its request to the U.S. Financial Stability Oversight Council (“FSOC”) for rescission of the designation of GE’s financial services businesses (“GE Capital”) as a nonbank systemically important financial institution (“nonbank SIFI”) under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

With the rescission of its designation as a nonbank SIFI, GE Capital’s activities will no longer be subject to the supervision of the Board of Governors of the Federal Reserve System or subject to the prudential standards set forth in the Dodd-Frank Act and its implementing regulations, including minimum regulatory capital and liquidity requirements, submission of annual resolution plans, and regulatory reporting requirements. GE Capital’s non-U.S. operations will remain subject to the supervision of the U.K. Prudential Regulation Authority until GE Capital’s international holding company no longer includes licensed credit institutions, a process that GE Capital is targeting to complete in the first half of 2017.

Forward Looking Statements

This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: June 29, 2016	/s/ Christoph A. Pereira
Christoph A. Pereira
Vice President,
Chief Corporate, Securities & Finance Counsel

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